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                                                                     EXHIBIT 5


                CONNOLLY EPSTEIN CHICCO FOXMAN OXHOLM & EWING
                   A PENNSYLVANIA PROFESSIONAL CORPORATION



                                                             February 16, 1998


World Wireless Communications, Inc.
150 Wright Brothers Drive, Suite 560
Salt Lake City, UT 84116



          Re: Registration Statement on Form S-1
          File No. 333-38567
          --------------------------------------


Gentlemen/Ladies:

          We have acted as counsel to World Wireless Communications, Inc. (the "Company") in connection with the preparation and filing of the above captioned Registration Statement (the "Registration Statement") relating to the public offering of up to 4,039,664 shares of the Company's Common Stock of the par value $.001 (the "Shares") which are proposed to be sold pursuant to the Registration Statement by certain shareholders of the Company and, with respect to a portion of the Shares (the "Option Shares"), by the Company upon the exercise of outstanding options.

          We are familiar with the Registration Statement. We have viewed the Company's Articles of Incorporation and By-laws, each as amended to date. We also have examined such public and private corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for the purpose of expressing an opinion on the matters set forth below. In all examinations of documents we have assumed the genuiness of all signatures appearing on such documents, and the genuineness and authenticity of all copies submitted to us conformed, photostatic or other copies as true copies of the original document.

          On the basis of the foregoing, we are of the opinion that the outstanding Shares are, and that the Option Shares when issued and sold upon the exercise of options as described in the Registration Statement will be, validly issued, fully paid and non-assessable.

          We consent to the filing of this opinion as an Exhibit to the Registration Statement, and consent to the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement.





                                                 Very truly yours,


                                                 CONNOLLY EPSTEIN CHICCO
                                                 FOXMAN OXHOLM & EWING



                                                 By:  /s/  Joseph Chicco
                                                     --------------------------
                                                        Joseph Chicco